Exhibit 99.1
NEWS RELEASE
DRESS BARN, INC. ANNOUNCES MERGER AGREEMENT WITH TWEEN BRANDS, INC.
•	Stock-for-stock merger expected to be neutral to earnings in the first full year of combined operations and accretive thereafter
•	Dress Barn, Inc. to add 908 Justice stores, the leading specialty apparel retailer to tween girls
•	Combined company to operate 2,465 locations, generating $2.4 billion of pro forma net sales
•	Pro forma consolidated balance sheet, after repayment of Tween Brand, Inc.’s bank debt, expected to have over $200 million in cash and investments
SUFFERN, NY — June 25, 2009 — Dress Barn, Inc. (NASDAQ — DBRN) and Tween Brands, Inc. (NYSE- TWB) today jointly announced that they have entered into a definitive agreement pursuant to which a subsidiary of Dress Barn, Inc. will merge with Tween Brands, Inc. in a stock-for-stock transaction.
Under the terms of the merger agreement, each share of Tween Brands, Inc. common stock will be exchanged for 0.47 shares of Dress Barn, Inc. common stock. Based on Dress Barn Inc.’s stock price of $13.24 as of June 24, 2009, this consideration would be equivalent to $6.22 per Tween Brands, Inc. share, representing an aggregate equity value of approximately $157 million. This represents a premium of 20% over Tween Brands, Inc.’s closing stock price on June 24, 2009. Upon closing of the transaction, Tween Brands, Inc.’s stockholders are expected to own approximately 16% of Dress Barn, Inc.’s diluted outstanding shares. In connection with the transaction, Tween Brands, Inc.’s outstanding bank debt will be repaid.
Dress Barn, Inc. anticipates that the transaction will be neutral to earnings in the first full year of combined operations and accretive thereafter. On a trailing twelve months basis, the combined company has generated in excess of $2.4 billion in net sales and currently operates 2,465 stores. The transaction, unanimously approved by each of Dress Barn, Inc.’s and Tween Brands, Inc.’s Board of Directors, is expected to close in the fourth quarter of calendar year 2009 and is subject to Tween Brands, Inc. stockholder approval and other customary closing conditions.
David R. Jaffe, President and Chief Executive Officer of Dress Barn, Inc., commented, “We are excited to have found another strategically compelling transaction to drive superior value to our shareholders. The Justice concept, which offers an attractive mix of well-priced fashion for girls ages 7 to 14, will diversify and complement our existing business. We are also pleased to welcome the talented and proven Tween Brands, Inc.’s team into our organization. We look forward to working together to fully realize the significant potential of this business.”
Upon completion of the acquisition, Tween Brands, Inc., which operates the Justice retail chain, will operate as a separate subsidiary of Dress Barn, Inc. Its management team, led by Mike Rayden, will continue to manage operations and lead Justice’s future growth. Mike Rayden, currently Chairman and Chief Executive Officer of Tween Brands, Inc., will report directly to David Jaffe.

Rayden commented, “We are exceptionally pleased to partner with dressbarn and maurices. We intend to complete the transition of our business to fully leverage the Justice concept and to further cement our leadership position in the $12 billion tween girls apparel market. I believe that our combined company will be formidable and have significant competitive advantages in this increasingly challenging market environment. We believe this merger with Dress Barn, Inc. reinforces our ability to generate ongoing returns for shareholders.”
Jaffe continued, “We believe that Justice is a highly attractive business that has come under significant pressure as a result of the tight credit market and the challenging consumer environment. The repayment of Tween Brands, Inc.’s bank debt immediately alleviates the financial pressures on the Justice business so that it can reach its full potential. The management at both companies believes there is an excellent opportunity over the next several years to grow the operating margin for the Justice business to a level at least consistent with that generated by Dress Barn, Inc.’s existing consolidated operations. As we saw with our integration of maurices, the implementation of best practices across our entire organization can help to realize enhanced sales and profitability. Additionally, we expect to realize economies of scale in areas such as sourcing and real estate, as well as capture other potential synergies and cost savings.”
Banc of America Merrill Lynch Securities is acting as financial advisor and Proskauer Rose LLP as legal advisors for Dress Barn, Inc. Peter J. Solomon Company is acting as financial advisor and O’Melveny & Myers LLP as legal advisors to Tween Brands, Inc.
Conference Call Information
Dress Barn, Inc. and Tween Brands, Inc. will conduct a joint conference call later this morning, June 25, 2009 at 11:00 AM Eastern Time to review the transaction, followed by a question and answer session. Parties interested in participating in this call should dial in at (800) 561-2693 five minutes prior to the start time, the passcode is 17719450. The call will also be simultaneously broadcast at www.dressbarn.com and www.tweenbrands.com. A recording of the call will be available shortly after its conclusion and until July 25, 2009 by dialing (888) 286-8010, the passcode is 78280868.
About Dress Barn, Inc.
Dress Barn, Inc. (NASDAQ — DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of June 24, 2009, the Company operated 841 dressbarn stores in 47 states and 716 maurices stores in 44 states. For more information, please visit www.dressbarn.com and www.maurices.com.

Dress Barn Forward-Looking Statement Disclosure
Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 26, 2008 and
Form 10-Q for the quarter ended April 25, 2009.
About Tween Brands, Inc.
Headquartered in New Albany, Ohio, Tween Brands, Inc. (NYSE:TWB) is the largest premier tween specialty retailer in the world. Through powerhouse brands Justice and Limited Too, Tween Brands provides the hottest fashion merchandise and accessories for tween (age 7-14) girls.
Known as the destination for fashion-aware tweens, Justice proudly features outgoing sales associates who assist girls in expressing their individuality and self-confidence through fashion. Visually-driven catazines and direct mail pieces reach millions of tween girls annually, further positioning Tween Brands as a preeminent retailer in the tween marketplace.
Over 900 Justice stores are located throughout the United States and internationally. Additionally, Tween Brands offers its fashions to tween girls and their parents through its e-commerce site, www.shopjustice.com
For more information visit www.tweenbrands.com and www.shopjustice.com.
Tween Brands, Inc. Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release concerning the expected strength and competitive advantages of the combined company and other activities, events or developments that Tween Brands, Inc. expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: the failure of Tween Brands, Inc.’s stockholders to adopt the merger agreement, delays in or failure to obtain any required regulatory approvals with respect to the merger, failure to consummate or delay in consummating the merger for other reasons, changes in laws or regulations, changes in general economic conditions and other risks relating to Tween Brands, Inc.’s business set forth in its filings with the Securities and Exchange Commission (the “SEC”), including Tween Brands, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2009, which are available on the SEC’s Web site maintained at www.sec.gov. The forward-looking statements made herein are based on information presently available to the management of Tween Brands, Inc. assumes no obligation to publicly update or revise any forward-looking statements included in this press release even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Additional Information
In connection with the proposed merger, Dress Barn, Inc. intends to file with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus for the stockholders of Tween Brands, Inc. and each of Dress Barn, Inc. and Tween Brands, Inc. plans to file other documents with the SEC regarding the proposed merger transaction. The definitive proxy statement/prospectus will be mailed to stockholders of Tween Brands, Inc. Before making any voting or investment decision, Tween Brands, Inc. stockholders and investors are urged to read the proxy statement/prospectus and other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transaction. Tween Brands, Inc. stockholders and other investors will be able to obtain copies of these materials (when they become available) without charge from the SEC through the SEC’s Web site at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Dress Barn, Inc. by directing a request to Dress Barn, Inc., 30 Dunnigan Drive, Suffern, NY 10901 Attention: Investor Relations Department (telephone: 845 469 4602) or accessing them on Dress Barn, Inc.’s corporate Web site at www.dressbarn.com, or from Tween Brands, Inc. by directing a request to Tween Brands, Inc. 8323 Walton Parkway, New Albany, OH 43054 Attention: Investor Relations (telephone: 614 775-3739) or accessing them on Tween Brands, Inc.’s corporate Web site at www.tweenbrands.com.
Dress Barn, Inc., Tween Brands, Inc. and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Tween Brands, Inc.’s stockholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Dress Barn, Inc. may be found in its Annual Report on Form 10-K for the year ended July 26, 2008 filed with the SEC on September 24, 2008 and in its definitive proxy statement relating to its 2008 Annual Meeting of Shareholders filed with the SEC on November 5, 2008. Information about the directors and executive officers of Tween Brands, Inc. may be found in its Annual Report on Form 10-K for the year ended January 31, 2009 filed with the SEC on March 31, 2009 and in its definitive proxy statement relating to its 2009 Annual Meeting of Stockholders filed with the SEC on April 9, 2009. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

INVESTOR CONTACTS:

DRESS BARN, INC.		TWEEN BRANDS, INC.
Armand Correia Senior Vice President Chief Financial Officer Dress Barn, Inc. (845) 369-4600		Julie Sloat Vice President Corporate Finance & Investor Relations Tween Brands, Inc (614) 775-3739

James Palczynski Principal and Director ICR, Inc. (203) 682-8229		Suzie Stoddard Director Investor Relations & Finance Tween Brands, Inc. 614-775-3488
MEDIA CONTACT:
James McCusker ICR, Inc. (203) 682-8245